                                EPI TECHNOLOGIES, INC.
                                UNDERWRITING AGREEMENT


                                                        New York, New York
                                                        ___________, 1997


Duke & Co., Inc.
909 Third Avenue
New York, New York  10022

Dear Sirs:

     The undersigned, EPI Technologies, Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with Duke & Co., Inc. (the "Underwriter" or "You"), as follows:

     1. INTRODUCTION. The Company proposes to issue and sell to the Underwriter an aggregate of 1,250,000 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company and 1,250,000 redeemable Common Stock purchase warrants (the "Redeemable Warrants"), each Redeemable Warrant exercisable to purchase one share of Common Stock. Each Redeemable Warrant shall be exercisable for a period of three (3) years, commencing two years after the Effective Date, and shall entitle the holder to purchase one share of Common Stock at a price equal to $5.50 per share, which price is subject to adjustment in certain circumstances to prevent dilution. The Company shall have the right, upon the written consent of the Underwriter, to call each of the Redeemable Warrants for redemption upon not less than thirty (30) days' prior written notice at any time commencing two years from the Effective Date at a redemption price of $.10 per Redeemable Warrant, subject to adjustment, provided that the closing bid quotation of the Common Stock as reported on The Nasdaq Stock Market or the last sales price if quoted on a national securities exchange for a period of 20 consecutive trading days, which period ends on the third trading day prior to the date on which the Company gives notice of redemption, exceeds $8.25 per share, subject to adjustment in certain circumstances to prevent dilution. The Redeemable Warrants will be issued pursuant to a warrant agreement dated the date hereof between the Company and Continental Stock Transfer and Trust Company (the "Public Warrant Agreement"), a form of which has been filed as Exhibit 4.2 to the Registration Statement. It is contemplated that the shares of Common Stock and the Redeemable Warrants will trade separately and be purchasable separately immediately upon issuance.

     The 1,250,000 shares of Common Stock and 1,250,000 Redeemable Warrants are hereinafter referred to as the "Firm Securities." Upon your request, as provided in Section 3 of this Agreement, the Company shall also issue and sell to you up to an additional 187,500 shares of Common Stock and 187,500 Redeemable Warrants for the purpose of covering over-allotments in the sale of the Firm Securities.
Such additional securities are hereinafter referred as the "Option Securities." The Firm Securities and the Option Securities are hereinafter sometimes referred to as the "Offered Securities." The 1,437,500 shares of Common Stock included as part of the Offered Securities are hereinafter referred to as the "Shares"; the 1,437,500 shares of Common Stock issuable upon exercise of the Redeemable Warrants included as part of the Offered Securities are hereinafter referred to as the "Public Warrant Shares"; and the Offered Securities and Public Warrant Shares are sometimes hereinafter referred to collectively as the "Public Securities."

     The Company also proposes to issue and sell to you, pursuant to the terms of a warrant agreement, dated as of the First Closing Date (as hereinafter defined), between you and the Company (the "Underwriter's Warrant Agreement"), warrants (the "Underwriter's Warrants) to purchase up to 125,000 shares of Common Stock and 125,000 Redeemable Warrants. The Underwriter's Warrants shall be exercisable during the four-year period commencing 12 months from the Effective Date, at $5.50 per share of Common Stock and $0.11 per Redeemable Warrant, subject to adjustment in certain events to protect against dilution. The 125,000 shares of Common Stock issuable upon exercise of the Underwriter's Warrants are hereinafter referred to as the "Underwriter's Shares"; the 125,000 Redeemable Warrants issuable upon exercise of the Underwriter's Warrants are hereinafter referred to as the "Underwriter's Redeemable Warrants"; the 125,000 shares of Common Stock issuable upon exercise of the Underwriter's Redeemable Warrants are hereinafter referred to as the "Underwriter's Warrant Shares"; and the Underwriter's Warrants, the Underwriter's Shares, the Underwriter's Redeemable Warrants and the Underwriter's Warrant Shares are sometimes hereinafter referred to collectively as the "Underwriter's Securities." The Public Securities and the Underwriter's Securities are sometimes hereinafter referred to collectively as the "Registered Securities."

     The Registered Securities are more fully described in the Registration Statement and the Prospectus referred to below.

     2. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to, and agrees with, the Underwriter:

         (a) A registration statement on Form S-1 (File No. 333-_____) including a preliminary form of prospectus, relating to the registration of the Registered Securities has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") promulgated pursuant to the Act, and said registration statement has been filed with the Commission under the Act. One or more amendments to said registration statement has or have, as the case may be, been similarly prepared and filed with the Commission and the Company may file on or prior to the Effective Date of said registration statement an additional amendment thereto which will include the final prospectus. The Company will not, so long as any Redeemable Warrants or Underwriter's Warrants remain outstanding and exercisable, file any amendment thereto or any amendment or supplement to the Preliminary Prospectus or the Prospectus (as those terms are defined below) unless the Company has given reasonable and prior notice thereof to the Underwriter and counsel for the Underwriter and neither shall have reasonably objected within a reasonable period of time prior to the filing thereof. As used in this Agreement and unless the context indicates otherwise, the term "Registration Statement" refers to and means said registration statement, including any exhibit, financial statement and prospectus included therein, as finally amended and revised on or prior to the effective date (the "Effective Date") of said registration statement. The term "Preliminary Prospectus" refers to and means any prospectus filed with the Commission and included in said registration statement before it becomes effective, and the term "Prospectus" refers to and means the prospectus included in the Registration Statement, except that if the prospectus first filed by the Company pursuant to Rule 424(b) of the Rules and Regulations shall differ from the Prospectus, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b). If the Registration Statement or the Prospectus is amended or supplemented after the Effective Date and prior to or on the Closing Dates (as hereinafter defined), then the terms "Registration Statement" and "Prospectus" shall refer to such documents as so amended or supplemented. The terms used herein shall have the same meaning as in the Prospectus unless the context hereof otherwise requires.

         (b) Neither the Commission nor any state regulatory authority has issued an order preventing or suspending the use of the Preliminary Prospectus nor has the Commission or any such authority instituted or, to the best knowledge of the Company, threatened to institute any proceedings with respect to such an order; the Preliminary Prospectus, at the time of filing with the Commission, conformed in all material respects to the requirements of the Act and the Rules and Regulations, contained all statements which were required to be stated therein by the Act and the Rules and Regulations and did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Registration Statement at the time when it becomes effective, and the Prospectus (and any amendments or supplements thereto) at all subsequent times up to the date set forth in the Prospectus as required by Item 502(e) of Regulation S-K of the Rules and Regulations, will contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations and will conform in all material respects to the requirements of the Act and the Rules and Regulations, and at such times neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the representations and warranties in this Section 2(b) do not apply to statements or omissions made in the Registration Statement or Prospectus by or on behalf of the Underwriter made in reliance upon and in conformity with information furnished in writing to the Company in connection with the Registration Statement or Prospectus or any amendment or supplement thereto by the Underwriter, expressly for use therein.

         (c)  Each of the Company and the Subsidiaries (as defined in paragraph
(d) of this Section 1 below) has been duly organized and is now, and at the Closing Dates will be, validly existing and in good standing as a corporation or partnership, as the case may be, under the laws of the jurisdiction of its organization, and has (i) with respect to the Company, an authorized and outstanding capitalization and indebtedness as set forth in the Registration Statement at the respective dates referred to therein and (ii) full power and authority to own its properties and conduct its business as presently conducted and as described in, or contemplated by, the Registration Statement. Each of the Company and the Subsidiaries is duly qualified and in good standing as a foreign corporation in all jurisdictions in which the nature of the business transacted by it or the character or location of its properties makes such qualification necessary. Each of the Company and the Subsidiaries holds all authorizations, approvals, licenses, certificates, franchises and permits from state, federal or other regulatory authorities necessary for the conduct of its business as presently conducted and as described in or contemplated by the Registration Statement and is in compliance with all laws and regulations and all orders and decrees applicable to it or to such business or assets, and there are no proceedings pending or, to the best knowledge of the Company, threatened, seeking to cancel, terminate or limit such authorizations, approvals, licenses, certificates, franchises or permits.

         (d) The Company does not own, directly or indirectly, any capital stock or other equity interest in or of any corporation, partnership or other legal entity whatsoever, except that the Company owns 100% of the outstanding securities of National Purification, Inc., a ________ corporation ("NPI"), and MEPI Corporation, a __________ corporation ("MEPI"). Environmental Purification Industries Company is an Ohio general partnership whose sole partners are NPI and MEPI ("EPIC" and collectively with NPI and MEPI, the "Subsidiaries"). All of the securities or partnership interests owned by the Company, directly or indirectly, in the Subsidiaries are free and clear of all liens, charges, encumbrances and restrictions. There are no options or warrants for the purchase of, or other rights to purchase, or outstanding securities convertible into or exchangeable for, any capital stock or other securities of the Subsidiaries. [Add other reps/covenants re: Subsidiaries.]

         (e) The financial statements of the Company, including the related notes included as part of the Registration Statement, present fairly the financial condition of the Company and Subsidiaries as of the dates thereof and the results of operations for the respective periods to which they apply. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as otherwise stated therein, and all adjustments necessary for a fair presentation of results for such periods have been made.

         (f) Ernst & Young LLP, who have audited the financial statements included as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

         (g) Subsequent to the dates as of which information is given in the Registration Statement and Prospectus, except as disclosed in or contemplated by the Registration Statement and Prospectus, (i) the Company has not incurred any liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business; (ii) there has not been any change in the capital stock, funded debt (other than regular repayments of principal and interest on existing indebtedness) or other securities of the Company; (iii) there has not been any adverse change in the condition (financial or otherwise), business, operations, income, net worth or properties, including any loss or damage to the properties, of the Company (whether or not such loss is insured against); and (iv) the Company has not paid or declared any dividend or other distribution on its Common Stock or its other securities or redeemed or repurchased any of its Common Stock or other securities.

         (h) This Agreement, the Public Warrant Agreement, the Underwriter's Warrant Agreement and the Consulting Agreement (as defined in Section 5(v) hereof), have been duly and validly authorized by the Company, and this Agreement constitutes, and the Public Warrant Agreement, the Underwriter's Warrant Agreement and the Consulting Agreement, when executed and delivered pursuant to this Agreement (assuming due execution by the Underwriter and/or the appropriate parties to such agreements), will each constitute, a valid and binding agreement of the Company, enforceable against the Company in accordance with its respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification, contribution or exculpation provision may be limited under applicable Federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought ((i), (ii) and (iii) are hereinafter referred to as the "Enforceability Exceptions").

         (i) The Shares have been duly authorized and, when issued and delivered pursuant to this Agreement, will be duly authorized, validly issued, fully paid and non-assessable. The Redeemable Warrants have been duly authorized and, when issued and delivered pursuant to this Agreement, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits provided by the Public Warrant Agreement. The Public Warrant Shares have been reserved for issuance upon exercise of the Redeemable Warrants and, when issued in accordance with the terms of the Redeemable Warrants and Public Warrant Agreement, will be duly authorized, validly issued, fully paid and non-assessable. The Underwriter's Warrants have been duly authorized and, when issued and delivered pursuant to this Agreement and the Underwriter's Warrant Agreement, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits provided by the Underwriter's Warrant Agreement. The Underwriter's Shares have been reserved for issuance upon exercise of the Underwriter's Warrants and, when issued in accordance with the terms of the Underwriter's Warrants and Underwriter's Warrant Agreement, will be duly authorized, validly issued, fully paid and non-assessable. The Underwriter's Redeemable Warrants, when issued in accordance with the terms of the Underwriter's Warrants and Underwriter's Warrant Agreement, will be duly authorized and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits provided by the Public Warrant Agreement. The Underwriter's Warrant Shares have been reserved for issuance upon exercise of the Underwriter's Redeemable Warrants and, when issued in accordance with the terms of the Underwriter's Redeemable Warrants and the Public Warrant Agreement, will be duly authorized, validly issued, fully paid and non-assessable. Neither the issuance of any of the Public Securities nor any of the Underwriter's Securities will violate or otherwise be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company, and none of the holders of any of the Public Securities or any of the Underwriter's Securities will be subject to personal liability by reason of being such holders.

         (j) All issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable; the issuances and sales of all such capital stock complied in all respects with applicable Federal and state securities laws; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.

         (k) No default exists in the due performance and observance of any term, covenant or condition of any license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary may be bound or to which any of the property or assets of the Company or any Subsidiary are subject.

         (l) The Company and the Subsidiaries are not in violation of any term or provision of its Certificate of Incorporation or By-Laws thereof. Neither the execution and delivery of this Agreement, nor the issuance and/or sale of any of the Public Securities or the Underwriter's Securities, nor the consummation of any of the transactions contemplated herein, nor the compliance by the Company with the terms and provisions hereof, has conflicted with or will conflict with, or has resulted in or will result in a breach of, any of the terms and provisions, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon the property or assets of the Company or any Subsidiary pursuant to the terms of, any indenture, mortgage, deed of trust, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company or any Subsidiary is a party, or by which the Company or any Subsidiary is or may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject; nor will such actions result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any Subsidiary or of any contract or agreement, or of any statute or any order, rule or regulation applicable to the Company or any of the Subsidiaries or of any other regulatory authority or other governmental body having jurisdiction over the Company or any of the Subsidiaries .

         (m) There is neither pending nor, to the best knowledge of the Company, threatened, any action, suit, or proceeding at law or in equity or any arbitration (or circumstances that may give rise to the same) to which the Company or any Subsidiary or any of the respective officers, directors or securityholders thereof is a party before or by any court, arbitration tribunal or governmental instrumentality, agency, or body, which might result in any materially adverse change in the condition (financial or otherwise), business, operations, income, net worth or properties of the Company or any Subsidiary, or which might materially adversely affect the properties or assets thereof, or prevent consummation of the transactions contemplated hereby; nor are there any such actions, suits or proceedings against the Company related to environmental matters or matters related to discrimination on the basis of age, sex, religion or race; and no labor disturbance by the employees of the Company or any Subsidiary exists or to the best knowledge of the Company is imminent which might be expected to materially adversely affect the conduct of the business, property, operations, financial condition or earnings of the Company or any Subsidiary.

         (n) There is no contract or other document which is required by the Act or by the Rules and Regulations to be filed as an exhibit to the Registration Statement which has not been so filed, and each contract which is filed as an exhibit to the Registration Statement is and shall be in full force and effect at each of the Closing Dates or shall have been terminated in accordance with its terms or as set forth in the Registration Statement and Prospectus, and no party to any such contract has given notice to the Company of the cancellation of or, to the knowledge of the Company, shall have threatened to cancel, any such contract, and, except as set forth in the Prospectus, the Company and the Subsidiaries are not or shall not be in default thereunder.

         (o) Except as set forth in the Registration Statement, neither the Company nor any Subsidiary owns any real property. Each of the Company and the Subsidiaries has good and marketable title to all of its property and assets, including any licenses, trademarks and copyrights, described in the Registration Statement as owned by it, free and clear of all liens, charges, encumbrances and restrictions other than such as do not materially affect the value or transferability of such property and assets and do not interfere with the use of such property or assets made or proposed to be made by the Company or any Subsidiary, and other than as described in the Registration Statement (including the financial statements and notes included therein); all of the leases, subleases and licenses under which it holds or uses any real or personal property, including those described or referred to in the Prospectus, are in full force and effect, and the Company and the Subsidiaries are not in default in respect of any of the terms or provisions of any such leases, subleases and licenses, and, to the best of the Company's knowledge, no claim of any sort has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any such leases, subleases or licenses affecting or questioning the rights of the Company or such Subsidiary to the continued use or enjoyment of the rights and property covered thereby. Each of the Company and the Subsidiaries owns or leases all such properties as are necessary to its operations as now conducted and as proposed to be conducted as set forth in the Prospectus.

         (p) Each of the Company and the Subsidiaries has timely (giving effect to permitted extensions) and properly prepared and filed all necessary Federal, state, local and foreign income and franchise tax returns and has paid all taxes shown on such returns and all assessments received by it to the extent the same have become due, other than those due without interest or penalty, and except to the extent the Company is in good faith contesting any such tax or assessment in appropriate proceedings and has established reserves in accordance with normal accounting practices. The Company has no knowledge of any tax deficiency which might be asserted against the Company or any Subsidiary which could adversely affect the business or properties thereof, and has established adequate reserves for such taxes which are not yet due and payable.

         (q) Each of the Company and the Subsidiaries maintains insurance, which is in full force and effect, of the types and in the amounts currently adequate for its business, including but not limited to personal injury and product liability insurance, insurance covering all personal property owned or leased by the Company or any Subsidiary against theft, damage, destruction, acts of vandalism and all other risks customarily insured against. The Company and the Subsidiaries have not (i) failed to give notice or present any insurance claim with respect to any matter, including but not limited to the Company's business, property or employees, under the insurance policy or surety bond in a due and timely manner, (ii) had any disputes or claims against any underwriter of such insurance policies or surety bonds or has failed to pay any premiums due and payable thereunder, or (iii) failed to comply with all conditions contained in such insurance policies and surety bonds. To the best knowledge of the Company, there are no facts or circumstances under any such insurance policy or surety bond which would relieve any insurer of its obligation to satisfy in full any valid claim of the Company or any Subsidiary.

         (r) The Company and the Subsidiaries own or possess adequate rights to use all patents, patent rights, inventions, trademarks, service marks, trade names and copyrights necessary for the conduct of their business as described in the Prospectus and the Company and the Subsidiaries have not received any notice of infringement of or conflict with, and the Company and the Subsidiaries, to the best of the Company's knowledge, are not infringing or in conflict with asserted rights of others with respect to, any patents, patent rights, inventions, trademarks, service marks, trade names or copyrights.

         (s) Except as set forth in the Prospectus, neither the Company nor any Subsidiary is obligated or under any liability whatsoever to make any payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright, know-how, technology or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise. In addition, the Company and the Subsidiaries own and have the unrestricted right to use all trade secrets, know-how (including all other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions, designs, processes, works of authorship, computer programs and technical data and information (collectively herein "intellectual property") that are material to the development, manufacture, operation and sale of all products and services sold or proposed to be sold by the Company and any Subsidiary, free and clear of and without violating any right, lien, or claim of others, including without limitation, former employers of its employees. The Company is not aware of any development by any other person or entity of trade secrets or items of technical information similar to those of the Company. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual property in all material aspects.

         (t) The Company is not obligated to pay and has not paid within the past twelve months, and has not obligated, and will not obligate, the Underwriter to pay, any finder's fee in connection with the underwriting contemplated hereby or any other fee (cash, securities or otherwise) in consideration of financial, consulting or investment banking services.

         (u) No officer or director of the Company or any affiliate (as such term is defined in Rule 405 promulgated under the Rules and Regulations) of any such officer or director has taken, and each officer or director has agreed that he will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security issued by the Company.

         (v) No officer, director or greater than 5% stockholder of the Company or any Subsidiary, or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Rules and Regulations) of any of the foregoing persons or entities has or has had, either directly or indirectly, (i) an interest (other than ownership of an immaterial number of shares of capital stock of an entity whose securities are publicly traded) in any person or entity which (A) furnishes or sells products or services which are furnished or sold or are proposed to be furnished or sold by the Company or any Subsidiary, or (B) purchases from or sells or furnishes to the Company or any Subsidiary any goods or services, or (ii) a beneficial interest in any contract or agreement to which the Company or any Subsidiary is a party or by which it may be bound or affected. Except as set forth in the Prospectus under "Certain Transactions," there are no existing agreements, arrangements, or transactions, between or among the Company or any of its Subsidiaries and any officer or director of the Company or any Subsidiary, or any partner, affiliate or associate of any of the foregoing persons or entities.

         (w) The minute books of each of the Company and the Subsidiaries have been made available to the Underwriter and contain a complete summary of all meetings and actions of the directors and stockholders or partners, as the case may be, of each of the Company and the Subsidiaries since the time of their respective dates of organization, and reflect all transactions referred to in such minutes accurately in all respects.

         (x) The Company is not aware of any bankruptcy, labor disturbance or other event affecting any of its principal suppliers or customers which is reasonably likely to result in a material adverse change in the condition, financial or otherwise, prospects, business or results of operation of the Company and the Subsidiaries, taken as a whole.

         (y) The Registered Securities and all the other securities of the Company conform to all statements in relation thereto in the Registration Statement.

         (z) On the Effective Date, (i) the authorized capital stock of the Company will be as set forth in the Registration Statement, and (ii) not more than an aggregate of 1,250,000 shares of Common Stock shall be issued and outstanding, not including: (A) an aggregate of 150,000 shares of Common Stock issuable upon exercise of warrants, having terms equivalent to those of the Redeemable Warrants (subject to the terms hereof), which may be issued to the Minority Stockholders referred to herein (the "Minority Stockholder Warrants");
(B) 500,000 shares of Common Stock issuable upon exercise of warrants issued in connection with a bridge financing ("Bridge Financing") in August 1997 (the "Bridge Warrants"); (C) an aggregate of [250,000] shares of Common Stock reserved for issuance under the Company's 1996 Non-Qualified and Incentive Stock Option Plan and 1996 Non-Employee Directors' Stock Option Plan (collectively, the "Stock Option Plans"); [(D) an aggregate of ______ shares of Common Stock reserved for issuance pursuant to an option granted to a consultant to the Company (the "Consultant's Option")]. Other than the shares of Common Stock already issued (or reserved for issuance as described in the immediately preceding sentence), the 1,437,500 Public Warrant Shares reserved for issuance upon the Redeemable Warrants, the 125,000 Underwriter's Shares reserved for issuance upon exercise of the Underwriter's Warrants, the 125,000 Underwriter's Warrant Shares reserved for issuance upon exercise of the Underwriter's Redeemable Warrants, and the Public Securities and Underwriter's Securities to be offered in or in connection with the proposed public offering ("Public Offering"), no other shares of capital stock or securities convertible into capital stock shall be outstanding or reserved for issuance at the completion of the Public Offering, without the consent of the Underwriter.

         (aa) Except for the registration rights granted (i) under the Underwriter's Warrant Agreement, (ii) to the holders of the Bridge Warrants and
(iii) to Meridian and the Minority Stockholders (each as described in the Registration Statement), no holder of any securities of the Company has the right to require that the Company include such securities in the Registration Statement or any registration statement to be filed by the Company; and Meridian (as hereinafter defined), the Minority Stockholders and the holders of the Bridge Warrants have agreed not to exercise such registration rights for a period of thirty-six (36) months from the completion of the Public Offering and to waive any right which such person or entity may have to include any of such holder's securities in the Registration Statement.

         (bb) The Common Stock and the Redeemable Warrants are eligible for quotation on The Nasdaq SmallCap Market ("NASDAQ") and have been approved for listing on the Boston Stock Exchange, subject to official notice of issuance. The Company has filed a registration statement with the Commission pursuant to Sections 12(g) and 12(b) of the 1934 Act, and has used its best efforts to have same declared effective by the Commission on an accelerated basis on the Effective Date.

         (cc) Neither the Company or any Subsidiary nor any officer, director or other agent thereof has, acting on behalf of the Company or any Subsidiary, at any time (i) made any contributions to any candidate for political office in violation of law, or failed to disclose fully any such contributions in violation of law, (ii) made any payment to any state, Federal or foreign governmental officer or official, or any other person charged with similar public or quasi-public duties, other than payments required or not prohibited by law or (iii) made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation and under circumstances requiring the disclosure of such payment, receipt or retention of funds in the Prospectus.

         (dd) Since February 28, 1997, neither the Company nor any Subsidiary has sustained any material casualty loss or interference with its business from fire, storm, explosion, flood or other like or unlike casualty, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which is not disclosed or reflected in the Prospectus.

         (ee) The Company is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         (ff) No unregistered securities of the Company have been sold by the Company within the three years prior to the date hereof, except as disclosed in
Part II of the Registration Statement.

         (gg) The employment agreements between the Company and its respective officers, as disclosed in the Registration Statement, are or will be on or before the First Closing Date binding and enforceable obligations upon the respective parties thereto in accordance with their respective terms, except to the extent enforceability may be limited by any bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally and to the extent that the remedy of specific performance and injunction or other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

         (hh) Except as set forth in the Prospectus, the Company has no employee benefit plans (including, without limitation, profit sharing and welfare benefit plans) or deferred compensation arrangements that are subject to the provisions of the Employee Retirement Income Security Act of 1974.

         (ii) There are no voting or other shareholder agreements between the Company and any shareholders of the Company or between or by and among any shareholders of the Company.

         (jj) Each of the Company and the Subsidiaries has generally enjoyed a satisfactory employer-employee relationship with its employees and is in compliance with all federal, state, local, and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. There are no pending investigations involving the Company or any of the Subsidiaries by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local, or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company or any of the Subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or, to the Company's best knowledge, threatened against or involving the Company or the Subsidiaries or any predecessor entity, and none has ever occurred. No representation question exists respecting the employees of the Company or any of the Subsidiaries, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company or any of the Subsidiaries. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements to which the Company or any of the Subsidiaries is or was a party. No labor dispute with the employees of the Company or any of the Subsidiaries exists, or is imminent.

         (kk) The statements in the Prospectus under "RISK FACTORS,"
"BUSINESS," "CERTAIN TRANSACTIONS," "MANAGEMENT" and "DESCRIPTION OF SECURITIES," insofar as they refer to statements of law, descriptions of statutes, licenses, regulations or legal conclusions are correct in all material respects.

         (ll) (i) Meridian National Corporation ("Meridian"), the principal stockholder of the Company, has agreed to exchange, prior to the First Closing Date, indebtedness of the Company to Meridian in the approximate amount of [principal amount of indebtedness] for _________ shares of a new class of preferred stock ("Meridian Preferred") plus an amount payable in cash out of the proceeds of the Public Offering equal to the interest on such indebtedness which accrued from and after [May 1, 1996] through the First Closing Date. The Meridian Preferred is non-voting, non-convertible, and has a liquidation preference equal to the amount of the debt surrendered in the exchange and bear a dividend of 8% per annum, payable annually on the 120th day following the end of each of the Company's fiscal years commencing with the 120th day following the first full fiscal year after the First Closing Date If earnings before interest, taxes, depreciation and amortization ("EBITDA") of the Company for the fiscal year immediately preceding a date of payment of the dividend is less than five times the aggregate dividend payable in respect of all shares of Meridian Preferred then outstanding, the Company will only pay a pro rata portion of the aggregate dividend payable, with such portion to be determined by multiplying the aggregate dividend payable by a fraction, the numerator of which is EBITDA for such fiscal year and the denominator of which is five times the aggregate dividend payable in respect of all such shares. In the event that the dividend payable on any payment date is reduced by operation of the preceding sentence, some or all of the accrued unpaid dividend may be paid on a subsequent payment date if EBITDA in the fiscal year immediately preceding such subsequent payment date exceeds five times the aggregate dividend then payable in respect of the shares of Meridian Preferred then outstanding, with the amount of the unpaid dividend which may be paid on such subsequent payment date to be determined by multiplying the amount of the unpaid dividend by a fraction, the numerator of which is the amount by which EBITDA in the fiscal year exceeds five times the dividend scheduled to be paid on the payment date, and the denominator of which is five times the aggregate dividend scheduled to be paid. The Meridian Preferred may, at the Company's option, be redeemed in full at any time on or after the fifth anniversary of the First Closing Date, provided that such redemption will not cause any of the Company's securities to be delisted from Nasdaq or any other national securities exchange on which such securities are then listed for trading.

               (ii) Meridian has agreed that all securities of the Company held by Meridian will be free and clear of all liens and pledges on the First Closing Date, and Meridian shall not pledge or otherwise hypothecate any securities of the Company for a period of 36 months following the First Closing Date, except that Meridian may pledge securities of the Company at any time following the First Closing Date, provided that, as a condition of such pledge, the pledgee agrees in writing with the Underwriter not to sell or otherwise transfer such securities for the remainder of the 36 month period (whether or not Meridian defaults during that period on the obligation which is secured by the pledge).

               (iii) Each of Spencer Browne, MNP Corporation, Larry Berman and Elliot Smith (collectively, the "Minority Stockholders") has consented to the termination of each of the Registration Rights Agreement, Stockholders Agreement and Section 4.8 of the Stock Purchase Agreement between the Company and the Minority Stockholders dated November 19, 1996. The Minority Stockholders shall have piggyback registration rights with respect to the Common Stock underlying the Minority Stockholder Warrants, but have agreed not to sell or transfer any securities of the Company for a period of twenty four months following the First Closing Date; provided, however, that the foregoing limitation shall be for a period of twelve months following the First Closing Date for the sale or transfer of the Minority Stockholder Warrants.

         (mm) The Company warrants that consummation of the transactions contemplated herein will not, as of the Effective Date or the First Closing Date, result in a material breach of any of the terms, provisions or conditions of any agreement to which it or any Subsidiary is a party.

          (nn) The Company has delivered to the Underwriter a business plan ("Business Plan") covering a three year period setting forth its best estimates of sales, earnings, cash flow, capital expenditures and other significant items. The Company has also delivered to the Underwriter a comparative analysis of capital expenditures and operating costs incurred in connection with construction and operation of (i) the facility using the recycling process developed by Haden Environmental Corporation and (ii) the facility utilizing the recycling process developed by Aster, Inc., including budgeted compared to actual expenditures and costs.

         Any certificate signed by an officer of the Company in his capacity as such and delivered to the Underwriter or counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

     3. PURCHASE, DELIVERY AND SALE OF THE OFFERED SECURITIES AND THE UNDERWRITER'S WARRANTS.

         (a) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter the Firm Securities, consisting of 1,250,000 shares of Common Stock and 1,250,000 Redeemable Warrants, and the Underwriter agrees to purchase such Firm Securities from the Company, on a firm commitment basis, at a purchase price of $4.50 per share of Common Stock and $.09 per Redeemable Warrant, to be sold by the Underwriter at an initial public offering price of $5.00 per share and $.10 per Redeemable Warrant.

         (b) In addition, the Company hereby grants the Underwriter the option (the "Over-allotment Option) to purchase from the Company, at any time or from time to time during a period of forty-five (45) calendar days from the date of the Prospectus, all or any part of the Option Securities at a purchase price of $4.50 per share of Common Stock and/or $.09 per Redeemable Warrant, to be sold by the Underwriter at an initial public offering price of $5.00 per share and $.10 per Redeemable Warrant. Notice of exercise of the Over-allotment Option, in whole or in part, shall be delivered by the Underwriter to the Company at least two (2) days in advance of the date on which the Option Securities are to be delivered to the Underwriter, provided that delivery of the Option Securities shall be made concurrently with tender of payment therefor. Option Securities may be purchased by the Underwriter only for the purpose of covering over-allotments in the sale of the Firm Securities, and the Underwriter shall have no obligation to make any over-allotments. No Option Securities shall be delivered and paid for unless the Firm Securities shall be simultaneously delivered or shall theretofore have been delivered and paid for as herein provided.

         (c) On the First Closing Date, the Company shall issue and sell to the Underwriter the Underwriter's Warrants. The total purchase price of the Underwriter's Warrants shall be $250. The Underwriter's Warrants shall be exercisable for a period of four years commencing 12 months from the Effective Date, at prices of $5.50 per Underwriter's Share and $.11 per Underwriter's Redeemable Warrant, respectively. The Underwriter's Warrant Agreement, including the forms of Underwriter's Warrant Certificates, shall be substantially in the form filed as Exhibit 4.3 to the Registration Statement. Payment for the Underwriter's Warrants shall be made on the First Closing Date.

         (d) Payment for the Firm Securities and the Option Securities shall be made on each of the First Closing Date and Option Closing Date (as hereinafter defined), respectively, by certified or bank cashier's check in New York Clearing House funds, payable to the order of the Company, or by wire transfer, at the offices of the Underwriter, or at such other place as agreed upon by the Underwriter and the Company, upon delivery of certificates (in form and substance reasonably satisfactory to the Underwriter) representing the Firm Securities and Option Securities to be sold at such closing or by confirmation of electronic transfer of the

Firm Securities or Option Securities, as the case may be, to the Underwriter for the accounts of the Underwriter. Delivery and payment for the Firm Securities shall be made at 10:00 A.M. New York time, on or before the fifth business day following the Public Offering or at such earlier time as the Underwriter shall determine or as required by law, or at such other time as shall be agreed upon by the Underwriter and the Company. The hour and date of delivery and payment for the Firm Securities are called the "First Closing Date." The Firm Securities shall be registered in such name or names and in such authorized denominations as the Underwriter may request in writing at least two (2) full business days prior to Closing Date. The Company will permit the Underwriter to examine and package any certificates representing the Firm Securities for delivery, at least one (1) full business day prior to the First Closing Date. Delivery for each of the Option Securities as provided above shall be made within two (2) business days after notice of exercise to the Company, and against payment therefor, as provided above. The hour and date of such delivery and payment made subsequent to the First Closing Date for Option Securities is referred to as the "Option Closing Date." The Option Securities shall be registered in such name or names and in such denominations as the Underwriter may request in writing at the time of exercise of the Over-allotment Option.
The First Closing Date and Option Closing Date are collectively referred to herein as the "Closing Dates."

         (e) The Company shall not be obligated to sell or deliver any Firm Securities except upon tender of payment by the Underwriter for all the Firm Securities.

     4. PUBLIC OFFERING BY THE UNDERWRITER. The Underwriter agrees to cause the Firm Securities to be offered to the public initially at the prices and under the terms set forth in the Prospectus as soon, on or after the effective date of this Agreement, as the Underwriter deems advisable, but no more than five (5) full business days after such effective date. The Underwriter may allow such concessions and discounts upon sales to other dealers as set forth in the Prospectus. The Underwriter agrees to notify the Company in writing when the Public Offering is first made and when it is completed. After the completion of the initial public offering, the public offering prices, the concessions and the reallowance may be changed by the Underwriter.

     5. AGREEMENTS OF THE COMPANY. The Company covenants and agrees with the Underwriter that:

         (a) The Company will use its best efforts to cause the Registration Statement to become effective as promptly as possible, and will not at any time, whether before or after the Effective Date, file any amendment or supplement to the Registration Statement, (i) which shall not have been previously submitted to, and approved by, the Underwriter or counsel for the

Underwriter a reasonable time prior to the filing thereof, (ii) to which the Underwriter or counsel for the Underwriter shall have reasonably objected in writing as not being in compliance with the Act or the Rules and Regulations or
(iii) which is not in compliance with the Act or the Rules and Regulations.

         (b) The Company will notify the Underwriter, promptly after it shall have received notice of the effectiveness of the Registration Statement or any amendment or supplement thereto, of the receipt of any comments of the Commission with respect thereto, of the time when the Registration Statement or any post-effective amendment thereto has become effective or any supplement to the Prospectus has been filed.

         (c) The Company will advise the Underwriter promptly of any request of the Commission for an amendment or supplement to the Registration Statement or the Prospectus, or for any additional information, or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of any judgment, order, injunction or decree preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the institution of any proceedings for any of such purposes, of which it has knowledge, and will use its best efforts to prevent the issuance of any stop order, and, if issued, to obtain as promptly as possible the lifting thereof.

         (d) If at any time when a prospectus relating to the Public Securities and/or the Underwriter Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriter, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Underwriter promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Act, each such amendment or supplement to be satisfactory to counsel for the Underwriter, and the Company will furnish to the Underwriter copies of such amendment or supplement as soon as available and in such quantities as the Underwriter may request.

         (e) Within the time during which the Prospectus is required to be delivered under the Act, or pursuant to the undertakings of the Company in the Registration Statement, the Company will comply, at its own expense, with all requirements imposed upon it by the Act, the Rules and Regulations, the 1934 Act or the rules and regulations of the Commission promulgated under the 1934 Act, each as now or hereafter amended or supplemented, and by any order of the Commission so far as necessary to permit the continuance of sales of, or dealings in, the Registered Securities.

         (f)  The Company will furnish to the Underwriter, without charge, two
(2) signed copies of the Registration Statement and of any amendment of supplement thereto which has been filed prior to the date of this Agreement, together with two (2) copies of each exhibit filed therewith, and of five (5) conformed copies of such Registration Statement and amendments thereto (unsigned and exclusive of exhibits). The signed copies of the Registration Statement so furnished to the Underwriter will include signed copies of any and all consents and reports of the independent public auditors as to the financial statements included in the Registration Statement and Prospectus, and signed copies of any and all consents and certificates of any other person whose profession gives authority to statements made by them and who are named in the Registration Statement or Prospectus as having prepared, certified or reviewed any parts thereof.

         (g) The Company will deliver to the Underwriter, without charge, (i) prior to the Effective Date, copies of each Preliminary Prospectus distributed to the public and filed with the Commission bearing in red ink the statement required by Item 501 of Regulation S-K of the Rules and Regulations; (ii) on and from time to time after the Effective Date, copies of the Prospectus; and (iii) as soon as they are available, and from time to time thereafter, copies of each amended or supplemented Prospectus, and the number of copies to be delivered in each such case will be such as the Underwriter may reasonably request. The Company has consented and hereby consents to the use of each Preliminary Prospectus for the purposes permitted by the Act and the Rules and Regulations. The Company authorizes the Underwriter and dealers to use the Prospectus in connection with the sale of the Offered Securities and the Public Warrant Shares, for such period as, in the opinion of counsel for the Underwriter, delivery of the Prospectus is required to comply with the applicable provisions of the Act and the Rules and Regulations.

         (h) For so long as any Redeemable Warrant is outstanding, the Company shall, at its own expense, use its reasonable best efforts to cause post-effective amendments to the Registration Statement, or a new registration statement relating to the Public Warrant Shares, to become effective in compliance with the Act and without any lapse of time between the effectiveness of the Registration Statement and of any such post-effective amendment or new registration statement. The Company also agrees to take such action as may be necessary to qualify the Registered Securities for offer and sale under the Blue Sky or securities laws of such states or other jurisdictions as is required and as the Underwriter or counsel for the Underwriter may designate (provided that such states or jurisdictions do not require the Company to qualify as a foreign corporation or to file a general consent to service of process) and to continue such qualifications in effect so long as may be required for the purposes of the distribution of the Registered Securities. In each state or jurisdiction where the Company shall qualify the Registered Securities as above provided, the Company will prepare and file such statements or reports as may be required by the laws of such state or jurisdiction, and the Underwriter shall, upon the written request of the Company, supply the Company with all information known to the Underwriter and required to be included in such statements or reports.

         (i) Except as otherwise provided in (iii) below, during the period of three years from the First Closing Date, the Company, at its expense, shall furnish the Underwriter with (i) copies of each annual report of the Company;
(ii) as soon as practicable and in any event upon filing such report with the Commission, a financial report of the Company, which will include a balance sheet as of the end of the preceding fiscal year, a statement of operations, a statement of stockholders' equity (deficit) and a statement of cash flows covering such fiscal year, such report being in reasonable detail and audited by independent public auditors; (iii) during the period of two years from the First Closing Date, for each fiscal quarter of the Company other than the last fiscal quarter in any fiscal year, as soon as practicable and in any event upon filing such report with the Commission, a financial report of the Company, which will include a balance sheet as of the end of the fiscal quarter, a statement of operations, a statement of stockholders' equity (deficit) and a statement of cash flows covering such fiscal quarter, together with notes thereto, for such fiscal quarter and, with respect to the statement of operations, for the fiscal year to date, setting forth in each case in comparative form the corresponding figures for the preceding year, such report being in reasonable detail and certified by the Chief Financial Officer of the Company to be correct and complete to the best of such officer's knowledge, to fairly present the financial condition of the Company at the date thereof and the results of operations for the period then ending and to have been prepared in accordance with generally accepted accounting principles consistently applied, except for normal year end adjustments; and (iv) a copy of any Schedule 13D, 13G, 14D-1, 13E-3 or 13E-4 received or filed by the Company from time to time; (v) a copy of any report filed by the Company pursuant to the 1934 Act; (vi) copies of all statements, documents or other information which the Company shall mail or otherwise make available to any class of its security holders, or shall file with the Commission or with any exchange upon which the securities issued by the Company shall then be listed or registered; and (vii) such other publicly available information as the Underwriter may from time to time request. If, and so long as, the Company has an active subsidiary or subsidiaries, the Company's financial statements will be on a consolidated basis to the extent the accounts of the Company and its subsidiary or subsidiaries are consolidated in reports furnished to its stockholders generally. Separate financial statements shall be furnished for all subsidiaries whose accounts are not consolidated but which at the time are significant subsidiaries as defined by the Rules and Regulations. With respect to each consolidated and unconsolidated significant subsidiary and affiliate, if any, the financial reports shall be in sufficient detail to show the basis of any consolidated reports required hereunder. Notwithstanding the foregoing, the Company's financial statements shall be deemed to comply with the requirements of this paragraph if they comply with the Rules and Regulations.

         (j) For a period of three years from the First Closing Date, the Company shall not change its independent public accountants without the Underwriter's prior consent. For a period of three years from the First Closing Date, the Company, at its expense, shall cause its then independent public accountants to review (but not audit), the Company's financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's 10-Q quarterly report and the mailing of quarterly financial information to stockholders, provided that such review shall not be deemed to require submission with the 10-Q quarterly report of a report on the financial statements included therein from such accountants. For a period of three years from the First Closing Date, the Company shall promptly submit to the Underwriter copies of all accountants' management reports and similar correspondence between the Company and its independent public accountants.

         (k) As soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the Effective Date occurs (90 days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), the Company will make generally available to its security holders in accordance with Section 11(a) of the Act and Rule 158 of the Rules and Regulations an earnings statement of the Company and its subsidiaries (which need not be audited) in reasonable detail and covering a period of at least 12 months beginning after the Effective Date, and advise the Underwriter that such statement has been so made available.

         (l) No proceeds the Company receives from the sale of the Offered Securities will be used to pay outstanding loans from officers, directors or shareholders or to pay any accrued salaries or bonuses to any current or former employees or consultants or any affiliates thereof within 36 months after the First Closing Date or to pay off any other outstanding debt other than (i) current trade payables which arose in the ordinary course of business, (ii) $500,000 of indebtedness payable to National Bank of Canada, (iii) dividends in respect of the Meridian Preferred and the interest payment contemplated by
Section 2(ll)(i), (iv) up to $800,000 which may be used to service indebtedness of the Company outstanding on the First Closing Date in accordance with the debt service schedules in effect on the First Closing Date and (v) the promissory notes issued in the Bridge Financing. In addition, for a period of three years after the First Closing Date, the Company shall make no loans or advances to Meridian or any entity affiliated with Meridian.

         (m) The Company on the First Closing Date will sell to the Underwriter the Underwriter's Warrants according to the terms specified in
Section 3 hereof. The Company has reserved and shall continue to reserve a sufficient number of shares of Common Stock for issuance upon exercise of the Underwriter's Warrants and the Underwriter's Redeemable Warrants.

         (n) For the three year period following the First Closing Date, the Company agrees that the Underwriter shall have the right to nominate, and the Company shall use its best efforts to cause the election of, one member of the Company's Board of Directors, who shall be reasonably acceptable to the Company; alternatively, the Underwriter may appoint a designee to serve as an observer at all meetings of the Company's Board of Directors, which observer would be entitled to the same cash compensation and reimbursement of expenses as the Company affords its directors who are not also officers or employees of the Company (and would, in any event, be reimbursed for all reasonable costs incurred in attending Board meetings, including but not limited to, food, lodging and transportation) and to receive all copies of all notices and other documents distributed to the members of the Company's Board of Directors (including, but not limited to, any unanimous consents prepared and advance notices of all proposed Board actions or consents), as if such observer were a member of the Company's Board of Directors. To the extent permitted by law, the Company agrees to indemnify and hold the designee (as a director or advisor) and the Underwriter harmless against any and all claims, actions, awards and judgments arising out of his service. The Company shall immediately after the First Closing Date use its reasonable best efforts to obtain directors' and officers' liability insurance in amounts reasonable and customary for similarly situated companies, at a premium that the Company can reasonably afford. In the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and directors, it will, if possible, include the Underwriter and its designee (as a director) as insureds under such policy. The rights and benefits of such indemnification and the benefits of such insurance shall, to the extent possible, extend to the Underwriter insofar as it may be, or be alleged to be, responsible for such advisor. The Company will deliver, on or before the date hereof, the agreements of each of its officers, directors and holders of 5% or more of its Common Stock, including without limitation, Meridian, to vote, during the three (3) year period commencing on the First Closing Date, for the election of the Underwriter's designee for director, if any. In addition, if at any time during the three years following the First Closing Date, the working capital of the Company falls below 33% of the working capital of the Company on the First Closing Date (with the Company's working capital on the First Closing Date to be calculated after giving effect to the use of proceeds of the Public Offering as contemplated by the Registration Statement), the Company will also establish a Management Advisory Committee, which committee shall consist of two persons, one of whom shall be the director designated by the Underwriter and one of whom shall be the Chairman of the Board of the Company, shall make recommendations to the Board of Directors concerning management of the Company, its operations and its personnel and shall remain in place until such time as the Company's working capital (as reflected in a filing made by the Company with the Commission on either a Form 10-K, 10-Q or 8-K) equals or exceeds 50% of the Company's working capital on the First Closing Date.

         (o) The Company will maintain insurance in full force and effect of the types and in the amounts adequate for its business and in line with insurance maintained by similar companies and businesses, including but not limited to, personal injury and product liability insurance and insurance covering all personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against.

         (p) During the course of the distribution of the Offered Securities, the Company will not take, directly or indirectly, any action designed to or which might, in the future, reasonably be expected to cause or result in stabilization or manipulation of the prices of the Common Stock and/or Redeemable Warrants. During the so-called "quiet period" in which delivery of a prospectus is required, if applicable, the Company will not issue press releases or engage in any other publicity regarding the Company, its business or any terms of the Public Offering, without the Underwriter's prior written consent. During such period, copies of all documents which the Company or its public relations advisors intend to distribute will be provided to the Underwriter for review prior to such distribution.

         (q) The Company will use its reasonable best efforts at its cost and expense, to take all necessary and appropriate action to maintain the listing of the Common Stock and the Redeemable Warrants on NASDAQ and the Boston Stock Exchange for a period of three years from the First Closing Date and will, as promptly as practicable following determination by the Company that the Common Stock and Redeemable Warrants will qualify therefor, use its reasonable best efforts to list such securities on The Nasdaq National Market and maintain such listing for as long as such securities remain qualified.

         (r) On or prior to the Effective Date, the Company shall register with (i) the Corporation Records Service (including annual report information) published by Standard & Poor's Corporation or (ii) Moody's Industrial Manual (Moody's OTC Industrial Manual not being sufficient for these purposes).

         (s) The Company has filed a registration statement with the Commission pursuant to Sections 12(b) and 12(g) of the 1934 Act with respect to the Common Stock and Redeemable Warrants and will use its best efforts to have same declared effective by the Commission on or before the Effective Date. The Company will use its best efforts to maintain such registration in effect for a period of not less than 5 years from the First Closing Date.

         (t) The Company will at all times from the First Closing Date until at least three (3) years from such date, maintain in full force, or cause to be maintained in full force, from an insurer rated "A" or better (General Policyholders Rating) in the most recent edition of "Best Life Reports", term life insurance in the amount of at least $1,000,000 on the life of Bruce F. Maison. Such policy shall be owned by the Company and all benefits thereunder shall be payable to the Company.

         (u) On the Closing Dates, all transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Offered Securities and the Underwriter's Warrants will have been fully paid by the Company and all laws imposing such taxes will have been fully complied with.

         (v) On the First Closing Date, the Company and the Underwriter shall enter into a consulting agreement, substantially in the form filed as Exhibit ____ to the Registration Statement, pursuant to which the Underwriter will offer to provide financial consulting services to the Company for a two-year period (the "Consulting Agreement").

         (w) Except for (i) the Public Securities, (ii) the Underwriter's Securities, (iii) the issuance of Common Stock pursuant to the exercise of the Minority Stockholder Warrants, the Bridge Warrants and the [Consultant's Option] as described in the Prospectus, (iv) the issuance, subject to the terms hereof, to employees, officers and directors of stock options to purchase a number of shares of Common Stock not to exceed [250,000] shares pursuant to the Stock Option Plans (provided that (A) the Company may not grant options for more than _______ of such shares prior to the First Closing Date, (B) any options granted pursuant to this clause (iv) shall have an exercise price equal to the greater of $5.00 per share and the market price per share of Common Stock on the date of grant and (C) the vesting of such options shall be subject to the achievement of earnings performance criteria acceptable to the Underwriter, and (D) the recipients of such shares (and their permitted transferees) may not sell them publicly, pursuant to Rule 144 promulgated under the Act or otherwise, at any time prior to the second anniversary of the First Closing Date without the prior written consent of the Underwriter), and (v) the Meridian Preferred Stock, the Company will not, from and after the date hereof until thirty-six (36) months after the First Closing Date, sell or issue any shares of Common Stock, preferred stock or other equity securities of the Company or sell or grant options, warrants or rights to purchase any shares of equity securities of the Company, without the Underwriter's prior written consent, except that the Company may, during the period commencing as the second anniversary of the First Closing Date and ending on the fourth anniversary of the First Closing Date, issue to its employees options to purchase shares of Common Stock in an amount not exceeding in the aggregate 10% of the shares of Common Stock issued and outstanding on the second anniversary of the First Closing Date (such amount of options to be inclusive of all options granted or available for grant under clause (iv) above). In addition, the Company will not, from and after the date hereof until thirty-six (36) months after the First Closing Date, sell or issue any shares of preferred stock without the Underwriter's consent, other than the issuance of the Meridian Preferred Stock contemplated by (v) above, or authorize
any new class or series of capital stock.   Notwithstanding the foregoing,
during the 36-month period following the First Closing Date, the Company may issue securities in connection with an acquisition, merger or similar transaction without the Underwriter's prior consent, provided that such securities are not publicly registered and the acquirer of the securities is not granted registration rights with respect thereto which may be exercised prior to the later of twelve (12) months after the issuance of such securities and thirty-six (36) months after the First Closing Date.

         (x) The Company will not file any registration statement relating to the offer or sale of any of the Company's securities, including any registration statement on Form S-8, during the thirty-six (36) months following the First Closing Date without the Underwriter's prior written consent. Furthermore, for a period of three years after the First Closing Date, the Company shall notify the Underwriter in writing at least fifteen (15) days before the proposed filing of any registration statement for any public offering of any equity or debt securities of the Company or its Subsidiaries (other than securities issued pursuant to an employee benefit plan or a transaction subject to Rule 145 promulgated under the Act), or at least fifteen (15) days before the private offering of any debt or equity securities by the Company or its Subsidiaries through a private financing, in order that the Underwriter or, at its option, a group of associated investment bankers of which the Underwriter shall be a co-manager, shall have a right of first refusal to effect such offering on terms at least as favorable as otherwise offered in writing to the Company. A private offering of securities shall not include shares given as compensation to employees of the Company.

     The Underwriter agrees to notify the Company if the Underwriter intends to exercise its right of first refusal within 15 days of receipt by the Underwriter of such notice from the Company. A refusal by the Underwriter in respect of any offering made by the Company shall not prejudice any further rights of first refusal during the three year period, including without limitation the right of first refusal of the Underwriter with respect to any revised terms otherwise offered to the Company.

         (y) The Company shall retain Continental Stock transfer & Trust Company ("Continental Stock") as transfer agent for the Common Stock and as warrant agent for the Redeemable Warrants. For the five (5) year period following the First Closing Date, the Company will not change its transfer agent or warrant agent without the prior written consent of the Underwriter. For a period of two (2) years from the First Closing Date, the Company, at its own expense, shall cause Continental Stock (or any successor transfer and warrant agent) to provide to the Underwriter, no less frequently than weekly, copies of the Company's daily stock transfer sheets for each of the Common Stock and Redeemable Warrants. In addition, for a period of two years from the First Closing Date, the Company, at its own expense, shall cause Depository Trust Company ("DTC") to provide, by facsimile, to the Underwriter on a daily basis a copy of a security position listing with respect to each of the Common Stock and Redeemable Warrants. In addition, the Company will pay for any and all costs imposed by DTC for tracking after-market trading in the Common Stock and Redeemable Warrants for a thirty (30) day period following the Effective Date.

         (z) Subsequent to the dates as of which information is given in the Registration Statement and Prospectus and prior to the Closing Dates, except as disclosed in or contemplated by the Registration Statement and Prospectus, (i) the Company will not have incurred any liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business; (ii) there shall not have been any change in the capital stock, funded debt (other than regular repayments of principal and interest on existing indebtedness) or other securities of the Company, any adverse change in the condition (financial or otherwise), business, operations, income, net worth or properties, including any loss or damage to the properties of the Company (whether or not such loss is insured against), which could adversely affect the condition (financial or otherwise), business, operations, income, net worth or properties of the Company; and (iii) the Company shall not have paid or declared any dividend or other distribution on its Common Stock or its other securities or redeemed or repurchased any of its Common Stock or other securities. The Company shall furnish to the Underwriter as early as practicable prior to each of the date hereof, the First Closing Date and each Option Closing Date, if any, but no later than two (2) full business days prior thereto, a copy of the latest available unaudited interim financial statements of the Company (which in no event shall be as of a date more than sixty (60) days prior to the date of the Registration Statement) which have been read by the Company's independent public accountants, as stated in their letters to be furnished pursuant to Section 9(d) hereof.

         (aa) For a period of two (2) years following the First Closing Date, the Company shall not redeem any of its securities, and shall not pay any dividends or make any other cash distribution in respect of its securities in excess of the amount of the Company's current or retained earnings derived after the First Closing Date without obtaining the Underwriter's prior written consent, which consent shall not be unreasonably withheld. The Underwriter shall either approve or disapprove such contemplated redemption of securities or dividend payment or distribution within five (5) business days from the date the Underwriter receives written notice of the Company's proposal with respect thereto; a failure of the Underwriter to respond within the five (5) business day period shall be deemed approval of the transaction.

         (bb) On or before the Effective Date, each of Bruce F. Maison and Real
P. Remillard will enter into employment agreements with the Company of at least three years in length and with such other terms and conditions as are acceptable to the Underwriter. The Company will not, for a period of three (3) years from the First Closing Date increase or authorize an increase in the compensation of its five (5) most highly paid employees in any year without the prior written consent of the Underwriter or unless permitted by the terms of employment contracts satisfactory to the Underwriter.

         (cc) The Company maintains and will continue to maintain a system of internal accounting controls sufficient to provide reasonable assurances that:
(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (dd) For a period of five (5) years from the First Closing Date, the Company shall provide the Underwriter, on a not less than annual basis, with internal forecasts setting forth projected results of operations for each quarterly and annual period in the two (2) fiscal years following the respective dates of such forecasts. Such forecasts shall be provided to the

Underwriter more frequently than annually if prepared more frequently by management, and revised forecasts shall be prepared and provided to the Underwriter when required to reflect more current information, revised assumptions or actual results that differ materially from those set forth in the forecasts.

         (ee) For a period of three years from the Effective Date, the Company will retain a financial public relations firm reasonably acceptable to Underwriter.

         (ff) On or prior to the Effective Date, the Company will have a person employed as Chief Financial Officer who is reasonably acceptable to the Underwriter. The Underwriter acknowledges that Real P. Remillard is reasonably acceptable to it as the Company's Chief Financial Officer.

         (gg) The Company agrees that for so long as the Common Stock is registered under the 1934 Act, the Company will hold an annual meeting of shareholders for the election of directors within 180 days after the end of each of the Company's fiscal years and, within 150 days after the end of each of the Company's fiscal years, will provide the Company's shareholders with the audited financial statements of the Company as of the end of the fiscal year just completed prior thereto. Such financial statements shall be those required by applicable rules under the 1934 Act and shall be included in an annual report pursuant to the requirements thereof.

         (hh) For a period equal to the lesser of (i) seven (7) years from the date hereof and (ii) the sale to the public of the Underwriter's Securities, the Company will not take any action or actions which may prevent or disqualify the Company's use of Form S-1 or Form SB-2 (or other appropriate form) for the registration under the Act of the Underwriter's Redeemable Warrants, the Underwriter's Shares or the Underwriter's Warrant Shares.

         (ii) The Company hereby appoints, effective as of the First Closing Date, the Underwriter as the Company's exclusive warrant solicitation agent in the event of any solicitation of the exercise of the Redeemable Warrants, in connection with a redemption of the Redeemable Warrants or otherwise, commencing one year after the Effective Date, and shall pay to the Underwriter a Warrant Solicitation fee of five (5%) percent of the exercise price of all solicited Redeemable Warrants, subject to the rules and regulations of the NASD with regard to such fees.

         (jj) The Company shall pay, at the First Closing Date, in an aggregate amount not to exceed $10,000, for the cost of engaging (i) a firm of the Underwriter's choice to conduct an investigation of the Company and its principals and (ii) a consultant of the Underwriter's choice to provide a written analysis of the Company's business and prospects.

         (kk) Promptly following the First Closing Date the Board of Directors shall designate an Audit Committee, at least one of whose members shall be the director, if any, who is designated by the Underwriter. A majority of the members of the Audit Committee shall be independent directors.

         (ll) The Company shall cause each director, officer and, subject to
Section 2(ll)(iii), securityholder of the Company (including without limitation the Minority Stockholders and the holders of securities issued in connection with the Bridge Financing), to enter into an agreement with the Underwriter pursuant to which he, she or it will agree not to sell or otherwise transfer any securities of the Company for a period of 24 months following the First Closing Date without the prior consent of the Underwriter unless the purchaser or transferee agrees in writing with the Underwriter not to sell or otherwise transfer such securities for the remainder of such 24 month period without the consent of the Underwriter; provided, however, that the lock-up period applicable to Meridian shall be 36 months; and provided, further, that the foregoing limitations shall be for a twelve month period with respect to the sale or transfer of Minority Stockholder Warrants and Bridge Warrants. In the event Meridian or any such director, officer or securityholder proposes to sell or transfer any securities of the Company publicly at any time during the three-year period (or four-year period for the sale or transfer of Minority Stockholder Warrants or Bridge Warrants) commencing immediately after the end of the applicable lock-up period, such party shall, unless otherwise agreed in writing by the Underwriter, be required to sell such securities through the Underwriter so long as the price and terms of execution offered by the Underwriter are at least as favorable as may be obtained from other brokerage firms. In any case where a brokerage firm other than the Underwriter is proposed to be utilized in connection with any such transaction, the Underwriter shall be provided with a written statement by such other firm setting forth the price and terms of execution offered by such firm and the Underwriter shall have the option, during the five day period after receipt of such statement, to match the terms so offered and, accordingly, the Underwriter shall have the right to execute such transaction on such terms. In addition, the Company shall cause Meridian to agree not to distribute or otherwise make available to shareholders of Meridian or any of Meridian's affiliates or any other person, by way of a dividend, issuance of a security convertible into the Common Stock owned by Meridian or otherwise, for a period of 36 months after the First Closing Date any securities of the Company which Meridian owns on the First Closing Date.

         (mm) The Company shall engage the Underwriter's counsel to provide the Underwriter, on the First Closing Date and annually thereafter, until the earlier of (i) such time as the Common Stock is listed on the New York Stock Exchange or American Stock Exchange or quoted on NASDAQ/NMS or (ii) the second anniversary of the First Closing Date, with an opinion, setting forth those states in which the Common Stock may be traded in non-issuer transactions under the Blue Sky laws of up to 50 states. The Company shall pay such counsel a one-time fee of $10,000 on the First Closing Date for such opinion.

          (nn) There shall be no agreements between the Company and any securityholder during the period commencing on the date hereof and ending on the third anniversary of the First Closing Date except those which are reasonably acceptable to the Underwriter.

          (oo) The Company will arrange to have its securityholders agree to be bound by such "lock-up" or similar transfer restrictions as may be required by the NASD or any exchange or similar entity.

          (pp) For a period of three (3) years from the Effective Date, the Company will not offer or sell any of its securities pursuant to Regulation S promulgated under the Act without the prior written consent of the Underwriter.

     6.  INDEMNIFICATION.

         (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of
Section 15 of the Act against any losses, claims, damages, expenses or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all reasonable attorney's fees), to which the Underwriter or any such controlling person may become subject, under the Act or otherwise, but only as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damages or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter specifically for use in the preparation thereof. The information set forth on the cover page concerning the

Underwriter and under the caption "Underwriting" or otherwise specifically relating to the Underwriter in the Registration Statement shall be deemed to have been furnished to the Company by the Underwriter for purposes hereof. This indemnity will be in addition to any liability which the Company may otherwise have.

         (b) The Underwriter agrees that it will indemnify and hold harmless the Company, each of its directors, each nominee (if any) for director named in the Prospectus, each of its officers who has signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages, expenses or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorney's fees), joint or several, to which the Company or any such director, nominee, officer or controlling person may become subject under the Act or otherwise, but only as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus or the Prospectus or such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof, PROVIDED, HOWEVER, that the obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall (i) only relate to any untrue statement or alleged untrue statement or any omission or alleged omission which applies to such Underwriter and (ii) be limited in amount to the net proceeds received by the Company from the Underwriter. This indemnity will be in addition to any liability which the Underwriter may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 6, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than solely pursuant to this Section 6. In case any such action is brought against any indemnified party, which notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may choose, jointly with any other indemnifying party similarly notified, reasonably assume the defense thereof. Subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall have a default judgment entered against it or shall settle such action without the consent of the indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, (ii) the named parties to such action (including any impleaded parties) include both the indemnified and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the indemnified party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the indemnified party, which firm shall be designated in writing by the indemnified party), or (iii) the professional competence of the counsel to be employed by the indemnifying party is not reasonably acceptable to the indemnified party. No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. The indemnifying party shall not be liable to indemnify the indemnified party for any settlement of any action effected without the indemnifying party's prior written consent to any such settlement, which consent shall not be unreasonably withheld.

     7. CONTRIBUTION. In order to provide for just and equitable contribution under the Act in any case in which (i) the Underwriter makes a claim for indemnification pursuant to Section 6 hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 6 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of the Underwriter, then the Company and the Underwriter shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), in either such case (after contribution from others) in such proportions such that the Underwriter shall be responsible in the aggregate for that portion of such losses, claims, damages or liabilities determined by multiplying the total amount of such losses, claims, damages or liabilities by the difference between the aggregate public offering prices of the Shares and Redeemable Warrants and the aggregate purchase prices of the Shares and Redeemable Warrants to such Underwriter and dividing the product by the aggregate public offering prices of the Shares and Redeemable Warrants, and the Company shall be responsible for that portion of such losses, claims, damages or liabilities determined by multiplying the total amount of such losses, claims, damages or liabilities by the aggregate purchase prices of the Shares and Redeemable Warrants to the Underwriter and dividing the product thereof by the aggregate public offering prices of the Shares and Redeemable Warrants. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The foregoing contribution agreement shall in no way affect the contribution liabilities of any persons having liability under Section 11 of the Act other than the Company and the Underwriter. As used in this Section 7, the term "Underwriter" includes any person who controls the Underwriter within the meaning of Section 15 of the Act. If the full amount of the contribution specified in this Section 7 is not permitted by law, then the Underwriter shall be entitled to contribution from the Company, its officers, directors and controlling persons to the fullest extent permitted by law. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this Section 7, or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

     8. SURVIVAL OF AGREEMENTS, ETC. (a) All statements contained in any schedule, exhibit or other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated by this Agreement, shall be deemed to be representations and warranties hereunder. Notwithstanding any investigations made by or on behalf of the parties to this

Agreement, all representations, warranties, indemnities, and agreements made by the parties to this Agreement or pursuant hereto shall remain in full force and effect and will survive delivery of and the payment for the Offered Securities, for a period of five years from the date hereof, except that, if a party hereto has actual knowledge at the time of the Closing Dates of facts which would constitute a breach of the representations and warranties contained herein, such breaches shall be waived by such party if such party consummates the transactions contemplated by this Agreement.

         (b) If Victor Wang shall no longer be a controlling shareholder of the Underwriter, then in that event, the Company's obligations with respect to
Section 5(x) hereof and Section 3(e) of the Consulting Agreement, in favor of the Underwriter shall thereupon be of no further force and effect; in no event shall any amounts theretofore paid by the Company be refunded.

     9. CONDITIONS OF UNDERWRITER'S OBLIGATIONS. The obligations of the Underwriter hereunder will be subject to the accuracy of and compliance with (as of the date of this Agreement and as of the Closing Dates) the representations, warranties and agreements contained in Sections 2 and 5 hereof and to the following additional conditions:

         (a) The Registration Statement shall have become effective not later than 5:30 p.m., New York City time, on the date of this Agreement, or such later date as shall be consented to in writing by the Underwriter; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or be pending or, to the best knowledge of the Company or the Underwriter, contemplated or threatened by the Commission; any request by the Commission for additional information to be included in the Registration Statement or the Prospectus or otherwise shall have been complied with to the satisfaction of counsel for the Underwriter; qualification under the securities laws of such states as the Underwriter may designate of the issue and sale of the Offered Securities upon the terms and conditions herein set forth or contemplated and containing no provision unacceptable to the Underwriter shall have been secured; and no stop order shall be in effect denying or suspending effectiveness of such qualifications, nor shall any stop order proceedings with respect thereto be instituted or pending or, to the best knowledge of the Company and the Underwriter, threatened under such laws. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, the prices of the Shares and Redeemable Warrants and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Rules and Regulations within the prescribed time period, and prior to the

First Closing Date the Company shall have provided evidence satisfactory to the Underwriter of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations.

         (b) No amendments to the Registration Statement, any Preliminary Prospectus or the Prospectus to which the Underwriter or counsel for the Underwriter shall have objected, after having received reasonable notice of a proposal to file the same, shall have been filed.

         (c) The Underwriter shall not have discovered and disclosed to the Company prior to the respective Closing Dates that the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which, in the reasonable opinion of counsel for the Underwriter, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         (d) The Underwriter shall have received from Ernst & Young LLP, two certificates or letters, one dated and delivered on the Effective Date and one dated and delivered on the First Closing Date, in form and substance satisfactory to the Underwriter, stating that:

               (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the Rules and Regulations, and no disclosure under Item 13 of a registration statement on Form S-1 is required insofar as it relates to them;

              (ii) the financial statements included in the Registration Statement and the Prospectus were examined by them and, in their opinion, comply as to form in all material respects with the applicable requirements of the Act, the Rules and Regulations and instructions of the Commission with respect to registration statements on Form S-1 and that the Underwriter may rely upon the opinion of such firm with respect to the financial statements included in the Registration Statement;

             (iii) on the basis of inquiries and procedures conducted by them (not constituting an examination in accordance with generally accepted auditing standards), including a reading of the latest available unaudited interim financial statements or other financial information of the Company (with an indication of the date of the latest available unaudited interim financial statements), inquiries of officers of the Company who have responsibility for financial and accounting matters, reviews of minutes of all meetings of the shareholders and the Board of Directors of the Company and its subsidiaries since February 28,

1997, and other specified inquiries and procedures, nothing has come to their attention as a result of the foregoing inquiries and procedures that causes them to believe that:

                        (A)  during the period from (and including) February
28, 1997 to a specified date not more than five days prior to the date of such letter, there has been any change in the Common Stock or other securities of the Company (except as specifically disclosed in such certificates or letters), any decreases in shareholders' equity or working capital or any increases in net current liabilities, net liabilities or long-term debt (except, regarding the foregoing, for decreases resulting from operating losses continuing at rates commensurate with those incurred in prior periods) or in any other item appearing in the Company's financial statements as to which the Underwriter may request advice, in each case as compared with amounts shown in the audited balance sheet as of February 28, 1997, as included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or will or may occur; and

                        (B)  during the period from (and including) February
28, 1997 to such specified date there was any decrease in revenues or in the total or per share amounts of income before extraordinary items or net income or loss, or any other material change in such other items appearing in the Company's financial statements as to which the Underwriter may request advice, in each case as compared with the corresponding period in the fiscal period ended February 28, 1997, except in each case for increases, changes or decreases which the Prospectus discloses have occurred or will or may occur.

              (iv) On the basis of certain procedures specified by the Underwriter and described in their letter, they have compared specific dollar amounts, numbers of shares, percentages of revenue and earnings and other information (to the extent they are contained in or derived from the accounting records of the Company, and excluding any questions of legal interpretations) included in the Registration Statement and Prospectus with the accounting records and other appropriate data of the Company and have found them to be in agreement.

                    Any changes, increases or decreases in the items set forth in such letter which, in the sole judgment of the Underwriter, are materially adverse with respect to the financial position or results of operations of the Company shall be deemed to constitute a failure of the Company to comply with the conditions of the obligations to the Underwriter hereunder.

         (e) The Underwriter shall have received from Benesch, Friedlander, Coplan & Aronoff LLP ("Benesch Friedlander"), counsel for the Company, two opinions, one dated and delivered on the Effective Date and one dated and delivered on the First Closing Date, in form and substance satisfactory to Zimet, Haines, Friedman & Kaplan, counsel for the Underwriter.

         (f) All corporate proceedings relating to this Agreement, the Registered Securities, the Registration Statement, each Preliminary Prospectus, the Prospectus and other related matters shall be satisfactory to, or approved by, counsel for the Underwriter, and the Underwriter shall have received from such counsel a signed opinion, in form and substance reasonably satisfactory to the Underwriter, dated the First Closing Date, with respect to such corporate proceedings and other legal matters in connection with this Agreement, the Registered Securities, the Registration Statement, the Prospectus (other than the financial statements and other financial data contained therein) and related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents, certificates and opinions as they may have requested for the purpose of enabling them to pass upon such matters.

         (g) The Underwriter shall have received a certificate, dated and delivered as of the date of the First Closing Date, of the Chief Executive Officer and Secretary of the Company stating that:

               (i) The Company and such officers have complied with all the agreements and satisfied all the conditions on their respective part to be performed or satisfied hereunder at or prior to such date, including but not limited to the agreements and covenants of the Company set forth in Section 5 hereof.

              (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending, contemplated or threatened under the Act.

             (iii) Such officers have carefully examined the Registration Statement and the Prospectus and any supplement or amendment thereto, each of which contains all statements required to be stated therein or necessary to make the statements therein not misleading and does not contain any untrue statement of a material fact, and since the Effective Date there has occurred no event required to be set forth in the amended or supplemented prospectus which has not been set forth.

              (iv) As of the date of such certificate, the representations and warranties contained in Section 2 hereof are true and correct as if such representations and warranties were made in their entirety on the date of such certificate, and the Company has complied with all its agreements herein contained as of the date hereof and further certifying as to the matters referred to in Sections 9(h) and (i).

               (v) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as contemplated in the Prospectus, the Company has not incurred any liabilities or obligations, direct or contingent, or entered into any material transactions and there has not been any change in the Common Stock or funded debt of the Company or any adverse change in the condition (financial or otherwise), business, operations, income, net worth, properties or prospects of the Company.

              (vi) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company shall have not sustained any material loss of or damage to its properties, whether or not insured, and since such respective dates, no dividends or distributions whatever shall have been declared or paid, or both, on or with respect to any security (except interest in respect of loans) of the Company.

             (vii) Neither the Company nor any of its officers or affiliates shall have taken, and the Company, its officers and affiliates will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in the stabilization or manipulation of the price of the Company's securities to facilitate the sale or resale of the Offered Securities.

            (viii) No action, suit or proceeding, at law or in equity, shall be pending or, to the knowledge of such officers, threatened against the Company, or affecting any of its properties, before or by any commission, board or other administrative agency, except as otherwise set forth in the Registration Statement.

         (h) On the First Closing Date, the Company shall not be a party to, or be involved in, any arbitration, litigation (except as set forth in the Registration Statement and described in the Company's Form 10-KSB for the year ended February 28, 1997) or governmental proceeding, which is then pending, or, to the knowledge of the Company, threatened, of a character which might materially and adversely affect the Company or be required to be disclosed in the Registration Statement.

         (i) The Company shall not have sustained, at any time since February 28, 1997, any loss on account of fire, flood, accident, or other calamity, whether or not covered by insurance, which, in the sole judgment of the Underwriter, adversely affects the business of the Company.

         (j) All of the Shares and Redeemable Warrants shall have been tendered for delivery in accordance with the terms and provisions of this Agreement.

         (k) The Underwriter shall have received the agreements referred to in Sections 2(v), 2(aa), 2(ll) and 5(ll) hereof.

         (l) At each of the Closing Dates, (i) the representations and warranties of the Company contained in this Agreement shall be true and correct with the same effect as if made on and as of the Closing Dates and the Company shall have performed all its obligations due to be performed prior thereto; (ii) the Registration Statement and the Prospectus and any amendment or supplement thereto shall contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations and conform in all material respects to the requirements thereof, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) there shall have been, since the date as of which information is given, no material adverse change in the condition, business, operations, properties, business prospects, securities, long-term or short-term debt or general affairs of the Company from that set forth in the Registration Statement or the Prospectus, except changes which the Registration Statement and the Prospectus indicate will occur after the Effective Date and prior to such Closing Date, and the Company shall not have incurred any material liabilities or obligations, direct or contingent, or entered into any material transaction, contract or agreement not in the ordinary course of business other than as referred to in the Registration Statement and the Prospectus; and (iv) except as set forth in the Prospectus, no action, suit or proceeding, at law or in equity, shall be pending or threatened against the Company which might be required to be set forth in the Registration Statement, and no proceedings shall be pending or threatened against the Company before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding might adversely affect the condition, business, operations, properties, prospects or general affairs of the Company.

          (m)  Upon exercise of the Over-allotment Option provided for in
Section 3(b) hereof, the obligations of the Underwriter to purchase and pay for the Option Shares and/or the Redeemable Warrants will be subject to the following additional conditions:

          (i) The Registration Statement shall remain effective at the Option Closing Date, and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending, or, to the knowledge of the Underwriter or the Company, shall be contemplated by the Commission, and any request on the part of the

Commission for additional information shall have been complied with to the satisfaction of counsel for the Underwriter.

              (ii) At the Option Closing Date there shall have been delivered to the Underwriter the signed opinion of Benesch Friedlander, counsel for the Company, in form and substance reasonably satisfactory to Zimet, Haines, Friedman & Kaplan, counsel for the Underwriter, which opinion shall be substantially the same in scope and substance as the opinions furnished to the Underwriter by such counsel at the First Closing Date pursuant to Section 9(e).

             (iii) At the Option Closing Date there shall have been delivered to the Underwriter a certificate of the Chief Executive Officer and the Secretary of the Company dated the Option Closing Date, in form and substance satisfactory to counsel for the Underwriter, substantially the same in scope and substance as the certificates furnished to the Underwriter at the First Closing Date pursuant to Section 9(g).

              (iv) At the Option Closing Date there shall have been delivered to the Underwriter a certificate or letter, in form and substance satisfactory to the Underwriter, from Ernst & Young LLP, dated the Option Closing Date and addressed to the Underwriter, confirming the information in its certificate or letter referred to in Section 9(d) hereof and stating that nothing has come to their attention during the period from the ending date of their review referred to in said certificate or letter to a date not more than five business days prior to the Option Closing Date which would require any change in said certificate or letter if it were required to be dated the Option Closing Date.

               (v) All proceedings taken at or prior to the Option Closing Date in connection with the sale and transfer of the Option Securities shall be satisfactory in form and substance to the Underwriter, and the Underwriter and counsel for the Underwriter, shall have been furnished with all such documents, certificates, affidavits and opinions as the Underwriter and counsel for the Underwriter may reasonably request in connection with this transaction in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company or its compliance with any of the covenants or conditions contained herein.

         (n) The Company shall have executed and delivered the Public Warrant Agreement, the Underwriter's Warrant Agreement and the Consulting Agreement, and shall have issued the Underwriter's Warrants.

         (o) The Company shall have furnished to the Underwriter such other certificates, documents, and opinions as the Underwriter may have reasonably requested (including certificates of officers of the Company) as to the accuracy, at the Closing Dates, of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder and as to other conditions concurrent and precedent to the obligations of the Underwriter hereunder.

         The opinions and certificates mentioned above or elsewhere in this Agreement will be deemed to be in compliance with the provisions hereof only if they are reasonably satisfactory to the Underwriter and to counsel for the Underwriter.

         Any certificate signed by an officer of the Company delivered to the Underwriters or to counsel for the Underwriters, will be deemed a representation and warranty by the Company to the Underwriters as to the statements made therein.

    10. EFFECTIVE DATE. This Agreement will become effective at 9:30 a.m. on the first business day following the date on which the Registration Statement becomes effective; provided, however, this Agreement will become effective at such later time after the Registration Statement becomes effective as the Underwriter may determine on and by notice to the Company or by release of any of the Offered Securities for sale to the public or by any other action constituting a commencement of the Public Offering. For the purposes of this
Section 10, the Offered Securities will be deemed to be so released upon the release for publication of any newspaper advertisement relating to the Offered Securities or upon the release by the Underwriter of telegrams offering the Offered Securities for sale to securities dealers, whichever may occur first. The term "business day" shall mean a calendar day other than a Saturday, Sunday or holiday. Notwithstanding anything herein to the contrary, the provisions of this Section and of Sections 6, 7, 11 and 12 hereof will, however, be effective upon the execution of this Agreement.

    11. TERMINATION. This Agreement may be terminated by the Underwriter by notice to the Company (i) at any time before this Agreement becomes effective in accordance with Section 9 hereof; (ii) if, prior to the First Closing Date, the Company shall have failed or refused to fully comply with any of the provisions of this Agreement on its part to be performed prior thereto, or if any of the agreements, conditions, covenants, representations or warranties of the Company herein contained shall not have been performed or fulfilled within the times specified; (iii) trading in securities generally on the New York Stock Exchange or the American Stock Exchange will have been suspended; (iv) limited or minimum prices will have been established on either such Exchange or maximum ranges for prices for securities shall have been required on the over-the-counter market by the NASD; (v) a banking moratorium will have been declared either by federal or New York State authorities; (vi) any other restrictions on transactions in securities materially affecting the free market for securities or the payment for such securities, will be established by either of such Exchanges, by the Commission by any other federal or state agency, by action of the Congress or by Executive Order; (vii) the Company will have sustained a material loss, whether or not insured, by reason of fire, flood, accident or other calamity; (viii) any action has been taken by the Government of the United States or any department or agency thereof which, in the sole judgment of the Underwriter, has had a material adverse effect upon the general market for securities; (ix) if, prior to the First Closing Date, there shall have occurred the outbreak of any war or any other event or calamity which, in the sole judgment of the Underwriter, materially disrupts the financial markets of the United States; (x) if, prior to the First Closing Date, the general market for securities or political, legal or financial conditions should deteriorate so materially from that in effect on the date of this Agreement that, in the sole judgment of the Underwriter, it becomes impracticable for the Underwriter to commence or proceed with the Public Offering of the Offered Securities and with the payment for or acceptance thereof; (xi) if trading of any securities of the Company shall have been delisted on any exchange or in any over-the-counter market; or (xii) if, prior to the First Closing Date, the Underwriter determines, in its sole discretion, that any materially adverse change shall have occurred, since the date as of which information is given in the Registration Statement and the Prospectus, in the financial condition, business, prospects, operations, properties or obligations of the Company.
Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 7, 8 and 12 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

    12.  EXPENSES; BLUE SKY FILINGS AND EXPENSES.

         (a) Whether or not the Public Offering is consummated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including without limiting the generality of the foregoing, (i) the preparation, printing, filing, and copying of the Registration Statement, Prospectus, this Agreement, the Selected Dealer Agreement, and other underwriting documents, if any, and any drafts, amendments or supplements thereto, including the cost of all copies thereof supplied to the Underwriter in such quantities as reasonably requested by the Underwriter and the costs of mailing Prospectuses to offerees and purchasers of the Offered Securities; (ii) the out-of-pocket travel expenses of the Underwriter and counsel to the Underwriter or other professionals designated by the Underwriter to visit the Company's facilities for purposes of discharging due diligence responsibilities (and if conferences and discussions are held outside New York, New York, the Company shall pay such reasonable amount of pre-approved traveling and lodging out-of-pocket expenses as may be incurred by the Underwriter and its counsel, payable when incurred and billed); (iii) the printing, engraving, issuance and delivery of certificates representing the Offered Securities, including any transfer or other taxes payable thereon; (iv) the registration or qualification of the Offered Securities under state securities or "blue sky" laws (including attorneys fees of $35,000 ($10,000 of which is payable when the first blue sky application is made with the balance paid on the First Closing Date) and disbursements of counsel to the Underwriter (to be paid monthly as incurred, except that the amount of blue sky filing fees shall be paid by the Company to the Underwriter's counsel at the time application for qualification of the offering under blue sky laws is made); (v) all reasonable fees and expenses of the Company's counsel and accountants; (vi) all costs, expenses and filing fees in connection with review of the terms of the offering by the NASD (it being agreed that all reasonable fees and expenses of the Underwriter and Underwriter's counsel in securing NASD approval, shall be paid by the Company);
(vii) all costs and expenses of any listing of the Offered Securities on NASDAQ and Boston Stock Exchange; (viii) all costs and expenses of three (3) bound volumes provided to the Underwriter of all documents, paper exhibits, correspondence and records forming the materials included in the offering; (ix) the cost of "tombstone" advertisements to be placed in one or more daily or weekly periodicals as the Underwriter may request; (x) all expenses incurred in connection with presentation of two "due diligence" meetings and (xi) all other costs and expenses incurred or to be incurred by the Company in connection with the transactions contemplated by this Agreement. The aforementioned $35,000 payment shall not include fees of special counsel if the same is required to be incurred in a "merit review" state which may require local counsel; the Underwriter will not retain special counsel in any state without the prior consent of the Company. The obligations of the Company under this subsection
(a) shall survive any termination or cancellation of this Agreement, except as provided in paragraph (c) of this Section 12.

         (b) In addition to the Company's responsibility for payment of the foregoing expenses, the Company shall pay to the Underwriter a non-accountable expense allowance equal to three percent (3%) of the gross proceeds of the offering, including in such amount the proceeds from the exercise of the Underwriter's over-allotment option. The non-accountable expense allowance due shall be paid at the First Closing Date and any Option Closing Date, as applicable. The Underwriter hereby acknowledges prior receipt from the Company of $25,000, which amount shall be applied to the non-accountable expense allowance due when and if the offering is closed.


         (c) If at any time prior to the First Closing Date, (i) the Company will not or cannot expeditiously proceed with the sale of the Registered Securities, including without limitation as a result of the Company taking or not taking actions, (ii) any of the representations, warranties or covenants of the Company contained in this Agreement or any agreement contemplated hereby are not true and correct or cannot be complied with, (iii) Meridian fails to supplement the Company's working capital at levels necessary to maintain the Company's operations or withdraws or fails to maintain any guarantees made by Meridian in respect of the Company's indebtedness or any other obligations of the Company and the Underwriter shall not commence or continue the underwriting, (iv) in the Underwriter's sole judgment, there occurs a material adverse change in the Company's financial condition, business, prospects or obligations, and the Underwriter shall not commence or continue the underwriting, or (v) in the Underwriter's sole judgment, reasonably exercised, market conditions are unsuitable for the Public Offering and the Underwriter shall not commence or continue the underwriting, then the Company shall reimburse the Underwriter in full for its actual out-of-pocket expenses (including, without limitation, its legal fees and disbursements), up to $50,000 (in each case inclusive of any portion of the non-accountable expense allowance paid pursuant to paragraph (b) above).

         (d) If the Company decides not to proceed with the Public Offering for any reason, and subsequently engages in any public offering, private placement, merger, acquisition, joint venture or corporate reorganization with any other business entity within 12 months after the Company notifies the Underwriter of its decision not to proceed with the Public Offering, the Underwriter shall be entitled to receive from the Company a fee equal to 5% of the consideration paid or received in any such transaction, less any payments previously made to the Underwriter pursuant to paragraph (b); provided that if the consideration paid or received in the transaction consists, in whole or in part, of securities or other non-cash items, the fee payable to the Underwriter shall nonetheless be paid in cash (i.e., check). The Company and the Underwriter mutually agree that since the amount of monetary damages suffered by the Underwriter would be difficult to calculate in the event of abandonment of the Public Offering, the amount of such fee is a fair measure of compensation due to the Underwriter in such event. The Company and the Underwriter shall negotiate in good faith the terms of an investment banking finders' fee, if any, if the Underwriter is instrumental in arranging such transaction.

         (e) The Underwriter shall determine in which states or jurisdictions the Offered Securities shall be registered or qualified for sale, provided that such states or jurisdictions do not require the Company to qualify as a foreign business corporation or to file a general consent to service of process. Immediately prior to the Effective Date, counsel for the Underwriter shall advise counsel for the Company in writing of all states in which the offering has been registered or qualified for sale or has been cancelled, withdrawn or denied and the number of

Offered Securities registered or qualified for sale in each such state. The Company shall be responsible for the cost of state registration or qualification, including the filing fees (which filing fees are payable to Underwriter's counsel in advance of such filings) and the legal fees and disbursements of Underwriter's counsel in connection with obtaining such registration or qualification; provided, however, that the legal fees of Underwriter's counsel payable by the Company with respect to blue sky filings shall be $35,000, subject to paragraph (a) above. The disbursements of Underwriter's counsel shall be paid by the Company monthly as incurred by such legal counsel. The Underwriter hereby acknowledge that the Company has previously paid $10,000 to Underwriter's counsel to be applied towards the legal fees payable pursuant to this paragraph (e) and the Company hereby acknowledges that any remaining balance with respect to legal fees or blue sky filing fees, and any unpaid disbursements, shall be due and payable on the First Closing Date.

    13. NOTICES. Any notice hereunder shall be in writing, unless otherwise expressly provided herein, and if to the respective persons indicated, will be sufficient if mailed by certified mail, return receipt requested, postage prepaid, or hand delivered, and confirmed in writing or by telegraph, addressed as respectively indicated or to such other address as will be indicated by a written notice similarly given, to the following persons:

         (a) If to the Underwriter -- addressed to Duke & Co., Inc., 909 Third Avenue, New York, New York 10022, Attention: Gregg Thaler, President, with a copy to Zimet, Haines, Friedman & Kaplan, 460 Park Avenue, New York, New York 10022, Attention: James Martin Kaplan, Esq.

         (b) If to the Company -- addressed to EPI Technologies, Inc., 810 Chicago Street, Toledo, Ohio 43611, Attention: President, with a copy to Benesch, Friedlander, Coplan & Aronoff LLP, 2300 BP America Building, 200 Public Square, Cleveland, Ohio 44114, Attention: Ira C. Kaplan, Esq.

Notice shall be deemed delivered upon receipt.

    14. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended, or will be construed, to give any person, corporation or other entity other than the persons, corporations and other entities mentioned in the preceding sentence any legal or equitable right, remedy, or claim under or in respect to this Agreement or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other persons; except that the representations, warranties and indemnities of the Company contained in this Agreement will also be for the benefit of the directors and officers of the Underwriter and any person or persons who control any of the Underwriter within the meaning of Section 15 of the Act, and except that the indemnities of the Underwriter will also be for the benefit of the directors and officers of the Company and any person or persons who control the Company within the meaning of
Section 15 of the Act. No purchaser of any of the Offered Securities from the Underwriter will be deemed a successor or assign solely because of such purchase.

    15.  FINDERS AND HOLDERS OF FIRST REFUSAL RIGHTS.

         (a) The Company hereby represents and warrants to the Underwriter that no person is entitled, directly or indirectly, to compensation for services as a finder in connection with the proposed transactions or holds a right of first refusal or similar right in connection with the proposed offering, and the Company hereby agrees to indemnify and hold harmless the Underwriter, its officers, directors, agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, from and against any loss, liability, claim, damage or expense whatsoever arising out of a claim by an alleged finder or alleged holder of a right of first refusal or similar right in connection with the proposed offering, insofar as such loss, liability, claim, damage or expense arises out of any action or alleged action of the Company.

         (b) The Underwriter hereby represents and warrants to the Company that no person is entitled, directly or indirectly, to compensation for services as a finder in connection with the proposed transactions; and the Underwriter hereby agrees to indemnify and hold harmless the Company, its officers, directors and agents, from and against any loss, liability, claim, damage or expense whatsoever arising out of a claim by an alleged finder in connection with the proposed offering, insofar as such loss, liability, claim, damage or expense arises out of any action or alleged action of the Underwriter.

    16. APPLICABLE LAW. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said state applicable to contracts made and to be performed entirely within such State. The Company (1) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York and the United States District Court for the Southern District of New York in any such suit, action or procedure. Each of the Company and the Underwriter further agrees to accept and acknowledge service of any and all process which may be served in any suit, action or proceeding in the New York State Supreme Court, County of New York and the United States District Court for the Southern District of New York, and agrees that service of process upon the Company mailed by certified mail to the Company's address shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding. In the event of litigation between the parties arising hereunder, the prevailing party shall be entitled to costs and reasonable attorney's fees.

    17. HEADINGS. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

    18. COUNTERPARTS. This Agreement may be executed in any number of counterparts which, taken together, shall constitute one and the same instrument.

    19. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the Underwriter and the Company with respect to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, between them.

    20. REPRESENTATION OF THE UNDERWRITER. The Underwriter hereby represents that it is registered as a broker-dealer with the Commission and is registered as a broker-dealer in all states in which it of conducts business and it is a member in good standing of the NASD.

    21. TERMINOLOGY. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders and the singular shall include the plural, and vice versa.

         If the foregoing correctly sets forth our understanding, please indicate the Underwriter's acceptance thereof, as of the day and year first above written, in the space provided below for that purpose, whereupon this letter with the Underwriter's acceptance shall constitute a binding agreement between us.


                                       Very truly yours,

                                       EPI TECHNOLOGIES, INC.



                                       By
                                          ------------------------
                                          Name:
                                          Title:



Confirmed and accepted on the
day and year first above written.

DUKE & CO., INC.



By:
   -------------------------
   Name:   Gregg Thaler
   Title:  President

                                EPI TECHNOLOGIES, INC.

                             [SELECTED DEALER AGREEMENT]


                                          -49-